UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2010 (April 23, 2010)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On April 28, 2010, Glimcher Realty Trust (the “Registrant”) issued and sold an aggregate of 3,500,000 shares of 8.125% Series G Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the “Shares”), of the Registrant in an underwritten public offering (the “Offering”) pursuant to an underwriting agreement, dated April 23, 2010 (the “Underwriting Agreement”), among the Registrant and its affiliate Glimcher Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), on the one hand, and Goldman, Sachs & Co. and Banc of America Securities LLC, as representatives of the underwriters named in Schedule I thereto (collectively, the “Underwriters”), on the other hand.  The net proceeds from the sale of Shares in the Offering, after underwriting discounts and commissions, were approximately $72,928,450.  The Shares were registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-153257) (the “Registration Statement”).  The issuance and sale of the Shares are described in the Registrant’s prospectus dated January 29, 2009, constituting a part of the Registration Statement, as supplemented by a prospectus supplement dated April 23, 2010.  Certain of the Underwriters and their respective affiliates have, from time to time, performed various financial advisory, mortgage lending, and investment banking services for the Registrant, including with respect to the Registrant's corporate credit facility, for which they received customary fees and expenses.The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K, and is incorporated into this Current Report by reference.

On April 28, 2010, Glimcher Properties Corporation (“GPC”), an affiliate of the Registrant and the general partner of the Partnership, entered into Amendment No. 10 (the “Amendment”) to the Limited Partnership Agreement of the Partnership, dated November 30, 1993, as thereby amended from time to time, to permit the issuance of additional units of limited partnership interest in the Partnership with substantially identical economic terms as the Shares issued in connection with the Offering discussed above.  The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated into this Current Report by reference.

Item 5.03     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2010, the Company filed Articles Supplementary (the “Articles Supplementary”) with the Department of Assessments and Taxation of the State of Maryland, classifying and designating the Shares as 8.125% Series G Cumulative Redeemable Preferred Shares, par value $0.01 per share.  A copy of the Company’s Articles Supplementary, as filed with the Maryland State Department of Assessments and Taxation, is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated into this Current Report by reference.

Item 8.01     Other Events.

On April 28, 2010, Squire, Sanders & Dempsey L.L.P. delivered its legal opinion with respect to the Shares to be issued in the Offering.  A copy of the legal opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K, and is incorporated into this Current Report by reference. The press release of the Registrant announcing the closing of the Offering is also filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated into this Current Report by reference.

Item 9.01     Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

1.1
Underwriting Agreement, dated April 23, 2010, by and among the Registrant and the Partnership, on the one hand, and Goldman, Sachs & Co. and Banc of America Securities LLC, as representatives of the several underwriters named in Schedule I thereto, on the other hand.

3.1	Articles Supplementary classifying and designating an additional 3,500,000 preferred shares as 8.125% Series G Cumulative Redeemable Preferred Shares, par value $.01 per share.

5.1	Opinion of Squire, Sanders & Dempsey L.L.P. as to the legality of the securities.

10.1	Amendment No. 10 to the Limited Partnership Agreement of the Partnership.

23.1	Consent of Squire, Sanders & Dempsey L.L.P. (included in Exhibit 5.1).

99.1	Press Release of Glimcher Realty Trust, dated April 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust
(Registrant)

Date: April 28, 2010	/s/ Kim A. Rieck
Kim A. Rieck
Senior Vice President, General Counsel and Secretary

4